As filed with the Securities and Exchange Commission on June 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seres Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-4326290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

215 First Street

Cambridge, MA 02142

(617) 945-9626

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger J. Pomerantz, M.D.

President and Chief Executive Officer

Seres Therapeutics, Inc.

215 First Street

Cambridge, Massachusetts 02142

(617) 945-9626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos B. Shayne Kennedy Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000	Patrick O’Brien Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-204484

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)(5)
Common Stock, $0.001 par value per share	1,357,638	$18.00	$24,437,484	$2,840

(1)	Includes 177,083 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-204484), is hereby registered.
(4)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. The Registrant previously registered an aggregate of $122,187,500 of Common Stock on a Registration Statement on Form S-1, as amended (File No. 333-204484), which was declared effective on June 25, 2015, and for which a filing fee of $14,198 was previously paid.
(5)	The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on June 26, 2015), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.001 per share, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-204484), initially filed with the Commission by the Registrant on May 27, 2015 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $24,437,484. The contents of the Prior Registration Statement, which was declared effective by the Commission on June 25, 2015, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 25th day of June, 2015.

SERES THERAPEUTICS, INC.

By:	/s/ Roger J. Pomerantz
Roger J. Pomerantz, M.D.
President, Chief Executive Officer and
Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Roger J. Pomerantz Roger J. Pomerantz, M.D.	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	June 25, 2015

/s/ Eric D. Shaff Eric D. Shaff	Chief Financial Officer and Executive Vice President (principal financial and accounting officer)	June 25, 2015

*	Director	June 25, 2015
Noubar B. Afeyan, Ph.D.

*	Director	June 25, 2015
Dennis A. Ausiello, M.D.

*	Director	June 25, 2015
Grégory Behar

*	Director	June 25, 2015
Werner Cautreels, Ph.D.

*	Director	June 25, 2015
Peter Barton Hutt

*	Director	June 25, 2015
Richard N. Kender

*	Director	June 25, 2015
Lorence H. Kim, M.D.

*By:	/s/ Eric D. Shaff
Eric D. Shaff
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1(1)	Form of Underwriting Agreement

5.1(2)	Opinion of Latham & Watkins LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2(3)	Consent of Latham & Watkins LLP

24.1(4)	Power of Attorney

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204484), initially filed with the Securities and Exchange Commission on May 27, 2015 and incorporated by reference herein.
(2)	Previously filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204484), initially filed with the Securities and Exchange Commission on May 27, 2015 and incorporated by reference herein.
(3)	Previously filed (included in Exhibit 5.1) with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204484), initially filed with the Securities and Exchange Commission on May 27, 2015 and incorporated by reference herein.
(4)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204484), initially filed with the Securities and Exchange Commission on May 27, 2015 and incorporated by reference herein.